EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 38-33012) of U.S. Global Investors, Inc. of our report dated September 26, 1996 appearing in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.





PRICE WATERHOUSE LLP

San Antonio, Texas
September 26, 1996